UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CODA OCTOPUS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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CODA OCTOPUS GROUP, INC.

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Coda Octopus Group, Inc. (the “Company”) to be held at 12:00 p.m., Eastern Time, on Tuesday, September 8, 2026. This year’s annual meeting will be held via live audio webcast on the internet. You will be able to participate virtually, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/CODA2026. You will not be able to attend the annual meeting in person. At the annual meeting, we will ask our stockholders:

1.	To elect seven directors to serve until the annual meeting of stockholders in 2027 or until their respective successors have been duly elected and qualified;

2.	To vote on a proposal to ratify the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for 2026;

3.	To vote, on an advisory basis, on a proposal to approve the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on July 30, 2026, are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to complete and return your proxy card or voting instruction form at your earliest convenience.

By Order of the Board of Directors

Annmarie Gayle
Chairman and Chief Executive Officer

Orlando, Florida

August ____, 2026

CODA OCTOPUS GROUP, INC.

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

PROXY STATEMENT

General

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Coda Octopus Group, Inc. of proxies to be voted at our Annual Meeting of Stockholders and at any postponement or adjournment thereof. Our Annual Meeting will be held on Tuesday September 8, 2026, at 12:00 p.m., Eastern Time.

This year’s Annual Meeting will be held virtually via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CODA2026 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive.

Our proxy materials are being made available to our stockholders beginning on or about August 15, 2026.

Solicitation of proxies on behalf of the Board of Directors may be made by our employees through the mail or in person. We will bear all costs of the solicitation. We also will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on July 30, 2026, herein referred to as the record date, are entitled to notice of, and to vote at, the Annual Meeting. On the record date, 11,280,754 shares of our common stock were issued and outstanding.

Each holder of record is entitled to cast one vote per share. The presence, via the Internet or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote will constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast. Abstentions, while counted for purposes of determining a quorum, will have no effect on the vote. “Broker non-votes” (shares for which brokers lack discretionary voting authority and have not received voting instructions) will similarly have no effect on the vote. However, if shares are represented for any purpose at the meeting (for example, on matters where brokers may exercise discretionary authority) they will be counted for the purpose of establishing a quorum.

Under Delaware law, our stockholders are not entitled to appraisal rights with respect to any proposal described in this proxy statement.

How to Vote

Stockholders of record holding shares of Coda Octopus Group, Inc. as of the close of business on July 30, 2026, are entitled to vote at the Annual Meeting.

You may submit a proxy to vote your Shares in advance of the Annual Meeting by any of the following means:

●	Internet: Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on September 7, 2026.

●	Telephone: Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on September 7, 2026.

●	Mail: If you received printed copies of the proxy materials, please complete, sign, date and return your proxy card by mail so that it is received by Coda Octopus Group, Inc., c/o Broadridge Financial Solutions, Inc., prior to the Annual Meeting.

●	Annual Meeting: You may attend the Annual Meeting and cast your vote at www.virtualshareholdermeeting.com/CODA2026.

Beneficial Owners or Holders in Street Name

If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of Shares in “street name” or a “beneficial owner.” The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the Shares held in your account. You may submit voting instructions by following the instructions provided to you by your broker, bank or nominee. You may also vote by attending the Annual Meeting at www.virtualshareholdermeeting.com/CODA2026 and using your Control Number.

If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial owner. At the Annual Meeting, only Proposal 2 (ratification of the independent auditor) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. These “broker non-votes” will not affect the outcome of the vote with respect to Proposals 1 and 3. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote, your shares will be voted by the broker in its discretion.

Changing Your Vote or Revoking Your Proxy

If you are a stockholder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Time, September 7, 2026; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the Internet at www.proxyvote.com; or (5) attend the Annual Meeting and vote your Shares. If you hold your shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.

Vote Tabulation

Votes will be tabulated by Broadridge Financial Solutions, Inc.

Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the Annual Meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

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PROPOSAL 1. ELECTION OF DIRECTORS

Nominees for Election

At the annual meeting, seven directors are to be elected for a term expiring at our 2027 annual meeting or until their successors have been duly elected and qualified.

The Board of Directors believes that its nominees described below will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other person as the Board of Directors may recommend.

Set forth below is certain information concerning the nominees for election as directors:

Name	Age	Position
Annmarie Gayle	62	Chairman
Michael Hamilton	79	Director
Robert R. Harcourt	81	Director
Gwenaël Rouy-Poirier	52	Director
Blair Cunningham	56	Director
Stephen Hemedes	30	Director
Tal Goldhamer	54	Director

Annmarie Gayle has served as our Chief Executive Officer and as a member of our Board of Directors since 2011, and as Chairman of the Board since March 2017. She has also been the Chief Executive Officer of our flagship products business, Coda Octopus Products Limited (UK), since 2013. Prior to assuming these roles, she spent two years assisting with the restructuring of our Company. She previously served as Senior Vice President of Legal Affairs from 2006 to 2007. Earlier in her career, Ms. Gayle worked for a leading City of London law firm specializing in intellectual property rights, and subsequently for the United Nations and the European Union. Ms. Gayle has extensive experience in restructuring and has spent more than twelve years working in a number of countries as lead adviser to transitional Administrations on the privatization of banks and the reform of state-owned assets in Central and Eastern Europe, including banking, infrastructure, mining, and telecommunications. In her capacity as Team Leader, she has also managed several large European Union-funded projects providing transitional support and capacity building to local authorities. Ms. Gayle holds a law degree from the University of London and a Master of Law degree in International Commercial Law from Cambridge University and has completed the professional examinations required to practice law in England and Wales. Because of her extensive experience in corporate governance, large-scale project management, restructuring, strategy, and corporate transactions, as well as her deep knowledge of our business, technology, and patent portfolio, we believe she is highly qualified to serve as a member of our Board of Directors.

Michael Hamilton served as Chairman of our Board from June 2010 to March 2017 and currently serves as an independent director. Since 2014, he has provided accounting and valuation services to a diverse group of clients. From 2011 through 2014, Mr. Hamilton was Senior Vice President of Powerlink Transmission Company. Between 1990 and 2003, he served as an audit partner at PricewaterhouseCoopers. Mr. Hamilton holds a Bachelor of Science in Accounting from St. Francis College, is a certified public accountant, and is accredited in business valuation. Because of his extensive background in auditing, strategic corporate finance, financial management, and financial reporting, we believe he is highly qualified to serve as a member of our Board of Directors.

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Robert R. Harcourt was elected as a director in June 2023. Since 2018, he has been affiliated with Analysis Group and Cornerstone Research, where he has provided consulting services to attorneys as a financial accounting and auditing expert, advising on the appropriateness of accounting treatments, financial reporting, and the adequacy of audit procedures. From 2011 to 2016, he served as an Associate Director in the Division of Registrations and Inspections at the Public Company Accounting Oversight Board (PCAOB). Prior to that, from 1967 to 2011, Mr. Harcourt worked at KPMG, including as a partner from 1978 to 2007 and as a consultant from 2007 to 2011. Mr. Harcourt is a certified public accountant. He holds a BBA in Accountancy from Pace University and has completed coursework at Harvard University and Stanford University, among others. Because of his extensive background in auditing, financial management, and financial reporting, we believe he is highly qualified to serve as a member of our Board of Directors.

Gwenaël Rouy-Poirier was elected as a director in April 2024. He was recently appointed Chief Financial Officer of WISeSat Corp., a firm developing secure satellite infrastructure and related space-based services designed to support trusted communications, digital identity, data exchange, and other security-sensitive applications. Since January 2024, he has served as an independent consultant to companies in the aerospace and defense sectors and served as Chief Financial Officer of SHL Medical from May to December 2023. From April 2021 to December 2022, he was Chief Financial Officer of GKN Aerospace, one of the world’s leading multi-technology Tier 1 aerospace suppliers, serving approximately 90% of global aircraft and engine manufacturers. From 2019 to 2021, he served as Chief Financial Officer of Nobel Biocare Systems, a dental implant and restorative dentistry business of Envista Holdings Corporation, which was spun off from Danaher Corporation in September 2019. Prior to these roles, he worked for Honeywell—primarily in the Aerospace division, as well as in Homes & Building Technologies and Specialty Materials—and previously held positions at L’Oréal and Arthur Andersen, among others. Mr. Rouy-Poirier earned a Bachelor in Mathematics from Lycée Victor Duruy and a Master of Management in Corporate Finance from EDHEC Business School in France. Because of his strong financial background and extensive ties to the defense industry, we believe he is highly qualified to serve as a member of our Board of Directors.

Blair Cunningham has been with the Company since July 2004 and has held a number of senior roles, including his current position as President of Technology and divisional CEO of Coda Octopus Products in the United States. He previously served as Chief Technology Officer of Coda Octopus Group, Inc. from 2005 to 2012, Senior Vice President of Coda Octopus Products Ltd. in the United Kingdom from 2004 to 2005, and Technical Manager of Coda Octopus Products Ltd. from July 2004 to July 2005. He received an HND in Computer Science in 1989 from Moray College of Further Education in Elgin, Scotland. With more than thirty years of technical, development, and commercial experience in the solution-driven technology sector, Mr. Cunningham has played a key role in delivering large-scale systems analysis, software design, and platform deployment for major public companies, including the Royal Bank of Scotland, Abbot Group plc, and Peel Holdings plc. His background spans computer software, systems analysis, and design. A technologist at heart, Mr. Cunningham is responsible for advancing the Group’s technologies and is deeply engaged in the Company’s product development lifecycle. He is both a strong advocate for—and hands-on user of—the Company’s technology. Because of his extensive technical expertise, long tenure with the Company, deep knowledge of our products, solutions, and technology, and his intrinsic eye for business opportunities around our technologies and capabilities, we believe Mr. Cunningham is highly qualified to serve as a member of our Board of Directors.

Stephen Hemedes has been a Partner and Senior Managing Director at T.R. Winston & Company, LLC, a boutique investment banking firm, since April 2026. Prior thereto, he served as Vice President of Corporate Finance at that firm since 2020. In these roles, he has led initial and ongoing quantitative and qualitative due diligence for portfolio and capital-raising companies across the energy, healthcare, technology, and consumer discretionary sectors, and has advised on equity, debt, and M&A transactions. He works extensively with institutional and private investors, giving him significant experience engaging with the investment community and supporting companies through capital-markets processes. Since May 2025, he also serves as a Director, Investment Banking at Konik Capital Partners, LLC. From 2018 to 2021, Mr. Hemedes served in various positions in the kathy ireland® Worldwide platform, the most recent of which was Director – Marketing & Operations at UpRise LLC. Mr. Hemedes holds a Bachelor of Science in Business Administration from California State University – Channel Islands. He brings strong analytical skills and significant experience in artificial intelligence (AI) and AI-related technologies, including large language models, generative AI, local AI, and local compute access. Because of his financial expertise, analytical background, experience with emerging AI technologies, and his extensive engagement with investors and the capital markets, we believe he is well qualified to serve as a member of our Board of Directors.

Tal Goldhamer is the founder and Chief Executive Officer of Find the Tailwind, LLC, a consulting firm specializing in artificial intelligence adoption, enterprise transformation, leadership development, and workforce strategy. He has served in this role since 2024. Since 2025, Mr. Goldhamer has also served as an Adjunct Professor at the University of Denver, where he teaches Artificial Intelligence within the Information Technology Program. In addition, he has served as an AI Fellow at Fordham University’s Gabelli School of Business since January 2026. Prior to founding Find the Tailwind, LLC, Mr. Goldhamer spent nearly two decades with Ernst & Young LLP (“EY”). From 2015 to 2024, he served as EY’s Chief Learning Officer, leading enterprise-wide initiatives focused on workforce capability, leadership development, organizational culture, technology-enabled learning, and large-scale operating model transformation. He was also an Audit Partner at EY from 2005 to 2024. Mr. Goldhamer holds a Bachelor of Science degree in Accounting from the University at Albany, State University of New York. We believe Mr. Goldhamer is well qualified to serve on our Board of Directors because of his extensive experience in artificial intelligence, digital transformation, organizational leadership, and finance and accounting.

Family Relationships

None of our Directors or Director nominees are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF ITS NOMINEES FOR ELECTION AS A DIRECTOR.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board of Directors is currently chaired by the Company’s Chief Executive Officer, Annmarie Gayle. The Company believes that combining the roles of Chief Executive Officer and Chairman of the Board helps ensure unified leadership and alignment between management and the Board. Integrating these positions provides a clear chain of command for executing the Company’s strategic initiatives. The Company also considers it beneficial to have a chairperson with extensive knowledge of, and long-standing experience with, the Company. Notwithstanding the combined roles, key strategic initiatives and decisions are discussed and approved by the full Board of Directors. The Company believes that its current leadership structure and governance processes provide effective oversight of management and maintain the Board’s independence as a whole without the need to designate a separate lead independent director. The Board will continue to monitor its leadership structure and will consider any appropriate changes to ensure the effective and independent functioning of the Board in carrying out its oversight responsibilities.

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Independence of the Board of Directors and its Committees

After reviewing all relevant transactions and relationships between each director (and their immediate family members) and the Company, its senior management, and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors are independent within the meaning of applicable NASDAQ listing standards, except Ms. Gayle, the Company’s Chairman and Chief Executive Officer, and Mr. Cunningham. Stephen Hemedes is considered independent for general Board service but not for purposes of serving on the Company’s Audit Committee.

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things: evaluates the performance, and assesses the qualifications, of the Independent Registered Public Accounting Firm; determines and pre-approves the engagement of the Independent Registered Public Accounting Firm to perform all proposed audit, review and attest services; reviews and pre-approves the retention of the Independent Registered Public Accounting Firm to perform any proposed, permissible non-audit services; determines whether to retain or terminate the existing Independent Registered Public Accounting Firm or to appoint and engage a new independent registered Public Accounting Firm for the ensuing year; confers with management and the Independent Registered Public Accounting Firm regarding the effectiveness of internal control over financial reporting; establishes procedures as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and the Company’s periodic quarterly filings on Form 10-Q, recommends whether or not such financial statements should be so included; and discusses with management and the Independent Registered Public Accounting Firm the results of the annual audit and review of the Company’s quarterly financial statements.

The Audit Committee is currently composed of three directors: Michael Hamilton (Chairman), Robert Harcourt and Gwenael Rouy-Poirier. The Audit Committee met five times during the fiscal year ended October 31, 2025. The Audit Committee Charter is available on the Company’s website, www.codaoctopusgroup.com.

The Board of Directors periodically reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act, as amended). The Board of Directors has determined that Michael Hamilton qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Hamilton’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities.

Compensation Committee

The Compensation Committee of the Board of Directors reviews, modifies and approves the overall compensation strategy and policies for the Company. The Compensation Committee, among other things, reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; determines and approves the compensation and other terms of employment of the other officers of the Company; and administers the Company’s stock option and purchase plans, pension and profit sharing plans and other similar programs.

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The Compensation Committee is composed of four outside directors: Michael Hamilton (Chairman), Robert Harcourt, and Gwenael Rouy-Poirier. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met two times during the fiscal year ended October 31, 2025. The Compensation Committee Charter is available on the Company’s website at: www.codaoctopusgroup.com.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for, among other things, identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering incumbent directors; recommending to the Board of Directors candidates for election to the Board of Directors; making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, and assessing the performance of the Board of Directors.

The Nominating and Governance Committee is currently composed of three outside directors: Robert Harcourt, Gwenael Rouy-Poirier and Michael Hamilton. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating Committee met one time during the fiscal year ended October 31, 2025. The Nominating Committee Charter is available on the Company’s website at www.codaoctopusgroup.com.

The Nominating Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. Instead, in considering candidates for director the Nominating Committee will generally consider all relevant factors, including among others the candidate’s applicable education, expertise and demonstrated excellence in his or her field, the usefulness of the expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, experience and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

The Nominating Committee considers each director’s executive experience and his or her familiarity and experience with the various operational, scientific and/or financial aspects of managing companies in our industry.

With respect to diversity, the Nominating Committee seeks a diverse group of individuals who have executive leadership experience and a complementary mix of backgrounds and skills necessary to provide meaningful oversight of the Company’s activities. The Nominating Committee annually reviews the Board’s composition in light of the Company’s changing requirements. The Nominating Committee uses the Board of Director’s network of contacts when compiling a list of potential director candidates and may also engage outside consultants. Pursuant to its charter, the Nominating Committee will consider, but not necessarily recommend to the Board of Directors, potential director candidates recommended by stockholders. All potential director candidates are evaluated based on the factors set forth above, and the Nominating Committee has established no special procedure for the consideration of director candidates recommended by stockholders.

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Code of Ethics

We have a Code of Ethics applicable to all of our officers, other employees and directors. The Code of Ethics is available on the Company’s website, www.codaoctopusgroup.com.

Employment Agreements

Annmarie Gayle

Pursuant to an employment agreement dated March 16, 2017, the Company employs Annmarie Gayle as its Chief Executive Officer on a full-time basis and as a member of its Board of Directors. Under the agreement, Ms. Gayle is entitled to 30 days of paid holiday annually, in addition to public holidays observed in Denmark. Her initial annual salary was $230,000, and she is eligible for an annual performance bonus of up to $100,000, contingent upon the achievement of performance targets established each year. Effective July 1, 2019, the Compensation Committee approved an increase in Ms. Gayle’s cash compensation to $305,000.

The agreement does not have a fixed term and may be terminated by Ms. Gayle upon twelve months’ prior written notice. If the Company terminates her employment without cause, Ms. Gayle is entitled to receive a payment equal to her annual salary and a separation bonus of $150,000. The Company may terminate the agreement for cause immediately and without notice. “Cause” includes, among other things, gross misconduct, serious or repeated breaches of the agreement, negligence, or incompetence, as reasonably determined by the Board of Directors. The agreement also contains a 12-month non-compete and non-solicitation covenant.

Blair Cunningham

Under an employment agreement dated January 1, 2013, our wholly owned subsidiary, Coda Octopus Products, Inc., employs Blair Cunningham as its Chief Executive Officer and President of Technology. Effective February 1, 2026, Mr. Cunningham receives an annual base salary of $270,000. He is entitled to 25 vacation days per year, in addition to public holidays.

The agreement provides that either Mr. Cunningham or the Company may terminate his employment without cause upon twelve months’ prior written notice. The Company may also terminate the agreement for cause, effective immediately and without notice. “Cause” includes, among other things, gross misconduct, serious or repeated breaches of the agreement, negligence, or incompetence, as reasonably determined by the Board of Directors. The agreement further includes an 18-month non-compete and non-solicitation covenant.

Mr. Cunningham’s cash compensation was revised by the Compensation Committee to $270,000, effective February 1, 2026, from his prior annual salary of $225,000.

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Mark Kelly

Pursuant to an employment agreement dated July 1, 2026, between Coda Octopus Products, Ltd., the Company’s wholly owned subsidiary, Mr. Kelly was appointed the Company’s Chief Financial Officer, effective August 3, 2026, subject to a three-month probationary period, which may be extended by an additional two months at the discretion of the Company. During the probationary period, Mr. Kelly’s appointment may be terminated on two weeks’ notice by either party or, in the case of the Company, payment in lieu of notice. He will be paid an annual base salary of £165,000 (or approximately $218,625, using an exchange rate of $1.325). He may be granted annual bonuses at the discretion of the Company. He will also receive a restricted stock grant valued at $40,000 that will vest in two equal annual installments commencing October 31, 2027. Vesting is further subject to certain performance milestones.

The employment agreement provides for 25 days of paid holidays in addition to nine public or bank holidays. He is also entitled, if and when eligible, to statutory paternity, parental, shared parental and parental bereavement leave.

Following successful completion of the Probationary Period, the Company may terminate Mr. Kelly’s employment by giving written notice as follows (these notice periods do not apply upon a termination for cause as described in the Mr. Kelly’s agreement):

(a)	from completion of the Probationary Period up to and including the first anniversary of the Commencement Date: six (6) weeks’ notice;
(b)	after one (1) year’s continuous service and up to and including two (2) years’ continuous service: twelve (12) weeks’ notice; and
(c)	after two (2) years’ continuous service: twenty-four (24) weeks’ notice.

Mr. Kelly may terminate employment by giving the Company written notice as follows:

(i)	During the Probationary Period: two (2) weeks’ notice;
(ii)	Following completion of the Probationary Period and up to and including the first anniversary of the Commencement Date: six (6) weeks’ notice;
(iii)	After one (1) year’s continuous service and up to and including two (2) years’ continuous service: twelve (12) weeks’ notice; and
(iv)	After two (2) years’ continuous service: twenty-four (24) weeks’ notice

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EXECUTIVE OFFICERS

Executive Officers

Name	Age	Position
Annmarie Gayle	62	Chairman and Chief Executive Officer
Mark Kelly	54	Chief Financial Officer
Blair Cunningham	55	President of Technology

Annmarie Gayle. For information regarding Ms. Gayle, please see Proposal 1 discussed above.

Mark Kelly was appointed our Chief Financial Officer, effective August 3, 2026. From 2024 until 2025, Mr. Kelly was Finance Director at Medac Pharma, a UK-based pharmaceutical sales company. From 2022 to 2024, he was the Head of Glasgow Finance at Chubb Insurance. From 2021 to 2022, he was a Finance Director at Twist Bioscience Corp., a manufacturer of synthetic DNA for various industries, from life sciences research to data storage technology. He was also a Senior Finance Director and European Controller at Charles River Laboratories, a company that supports the Life Sciences industry with contract research capabilities, from 2016 to 2021. Mr. Kelly qualified in 1996 as a Chartered Accountant through the Institute of Chartered Accountants of Scotland. He earned a BA Honours in Accounting and Finance from the University of Strathclyde, Glasgow, Scotland.

Blair Cunningham. For information regarding Mr. Cunningham, please see Proposal discussed above

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SUMMARY COMPENSATION TABLE

The Summary Compensation Table shows certain compensation information for services rendered for the fiscal years ended October 31, 2025, and 2024, by our executive officers. The following information includes the dollar value of base salaries, bonus awards, stock options grants and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards	Option Awards	* All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
Annmarie Gayle	2025	305,000	100,000	-0-	-0-		405,000
Chief Executive Officer	2024	305,000	100,000			-0-	405,000

Gayle Jardine**	2025	107,326	94,236	-0-	-0-	18,993	220,555
Interim Chief Financial Officer	2024	82,600	71,622	-0-	-0-	17,426	171,648

Kevin Kane***	2025	-	-0-	-0-	-0-	-	-
Divisional Chief Executive Officer	2024	67,582	-0-	-0-	-0-	23,918	91,500

John Price	2025		-0-	-0-	-0-	-	-
Chief Financial Officer****	2024	52,198				26,737	78,935

Blair Cunningham	2025	266,539		-0-	-0-	37,287	303,826
President of Technology	2024	225,000	8,000	-0-	-0-	32,932	265,932

* The amounts described in the category of “All Other Compensation” comprise Health, Dental, Vision, Short Term Disability, Long Term Disability and Accidental Death and Dismemberment insurance premiums which the Company contributed to the officers’ identified plan.

** Mrs. Gayle Jardine was appointed as Interim Chief Financial Officer of the Company in February 2024 and retired from her position effective August 3, 2026.

*** Mr. Kevin Kane vacated his role in March 2024.

**** Mr. John Price was Chief Financial Officer from November 27, 2023 until February 12, 2024.

Grants of restricted stock awards as of October 31, 2025

Name	Grant Date	All other restricted awards; number of securities underlying restricted stock awards	Exercise or base price of restricted stock awards	Grant date fair value of restricted stock awards
None

Outstanding option awards as of October 31, 2025

Option Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Exercise or base price of option awards	Option expiration date
None

Option exercises for October 31, 2025

	Option Awards
Name	Number of shares acquired on exercise	Value realized on exercise
Gayle Jardine	1,756	$17,413

10

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to each of our directors (who are also not officers of the Company) for the fiscal year ended October 31, 2025, in connection with their services to the company. In accordance with the SEC’s rules, the table omits columns showing items that are not applicable. Except as set forth in the table, no other persons were paid any compensation for director services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
Michael Hamilton	$50,000		$15,000	$65,000
Mr. Gwenael Rouy-Poirier	$50,000	$		$50,000
Dr. Angus McFadzean*	$37,500	$		$37,500
G. Tyler Runnels**	$25,000	$		$25,000
Robert Harcourt	$50,000	$		$50,000
Anthony Tata***	$25,000	$		$25,000

* Dr. Angus McFadzean was not put forward for re-election at the Company’s Annual Meeting of Stockholders on September 10, 2025.

** Mr. Runnels resigned from the Board of Directors effective May 27, 2025. There were no disagreements which resulted in Mr. Runnels resignation.

***Mr. Tata resigned from the Board of Directors effective July 16, 2025 to take up a position in the U.S. Administration

Stock Incentive Plans

The Company has two active Stock Incentive Plans - 2017 Stock Incentive Plan and 2021 Stock Incentive Plan.

2017 Stock Incentive Plan

On December 6, 2017, the Board of Directors adopted the 2017 Stock Incentive Plan (the “2017 Plan”). The purpose of the Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company’s achievement of its economic objectives. The Plan, which was adopted subject to stockholders’ approval, was approved by Stockholders at its meeting held on July 24, 2018.

The maximum number of shares of Common Stock that will be available for issuance under the Plan is 913,612. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

The Plan is administered by the Compensation Committee of the Board of Directors which has the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) eligible recipients; (ii) the nature and extent of the Incentive Awards to be made to each Participant; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.

During the fiscal year ended October 31, 2025, pursuant to the terms of the 2017 Plan, the Company granted 17,646 restricted stock awards for an aggregate share of common stock of 17,646 to various eligible individuals. During this period 2,500 restricted stock awards were forfeited. During the fiscal year ended October 31, 2025, 99,671 options were exercised on a cashless basis pursuant to which 46,469 shares of common stock were issued and 53,202 were returned to the 2017 Plan. As a result, as of October 31, 2025, there were 406,808 shares available for future issuance under the 2017 Plan.

2021 Stock Incentive Plan

On July 12, 2021, the Board of Directors adopted the 2021 Stock Incentive Plan (the “2021 Plan”), which was approved by the Company’s stockholders at its meeting held on August 2, 2021. The 2021 Plan is identical to the 2017 Plan in all material respects, except that the number of shares available for issuance is 1,000,000.

11

CLAW BACK POLICY

We have adopted a Claw Back Policy, effective September 7, 2023. The Claw Back policy applies to Covered Executive of the Company and provide for the recovery of (i) Erroneously Awarded Compensation from Covered Executives, and (ii) Recoverable Amounts from Covered Executives. This Policy is designed to comply with Nasdaq Rule 5608 and with Section 10D and Rule 10D-1 of the Exchange Act.

12

ITEM 12. SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of July 28, 2026, regarding the beneficial ownership of our Common Stock, based on information provided by (i) each of our executive officers, directors and director nominee; (ii) all executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock. The percentage ownership in this table is based on 11,280,754 shares issued and outstanding as of July 28, 2026.

Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock
Michael Hamilton	6,635	*
Annmarie Gayle (2)	2,140,249	18.97%
Mark Kelly (3)	-0-	--
Blair Cunningham	38,211	*
Robert Harcourt	6,273	*
Gwenael Rouy-Poirier	7,898	*
Stephen Hemedes (4)	-0-	--
Tal Goldhamer (5)	-0-	--
All Directors and Executive Officers as a Group (Seven persons) (2)(3)(4):	2,199,266	19.5%

Niels Sondergaard(2) Carit Etlars Vej 17A 8700 Horsens Denmark	2,140,249	18.97%
J. Steven Emerson (6) 1522 Ensley Avenue Los Angeles, CA 90024	1,114,978	9.9%
Bryan Ezralow (7) 23622 Calabasas Rd. Suite 200 Calabasas, CA 91302	1,073,120	9.5%
G. Tyler Runnels (8) 45 S. Arroyo Pkwy Pasadena, CA 91105	875,685	7.8%

*) Less than 1%.

(1)	Unless otherwise indicated, the address of all individuals and entities listed below is c/o Coda Octopus Group, Inc. 3300 S Hiawassee Rd, Suite 104-105, Orlando, Florida, 32835.
(2)	Consists of 95,038 shares held by Ms. Gayle and 2,045,211 shares beneficially owned by Ms. Gayle’s spouse, Niels Sondergaard. Ms. Gayle disclaims any beneficial ownership in those shares.
(3)	Does not include a number of shares valued at $40,000 that will vest in two equal annual installments commencing October 2027.
(4)	Does not include a number of shares having a value of $40,000 to be granted on the date that this person is to be elected to the Board.
(5)	Does not include a number of shares having a value of $50,000 to be granted on the date that this person is to be elected to the Board.
(6)	Includes the following: 217,081 held by J. Steven Emerson IRA R/O II; 350,000 shares held by J. Steven Emerson Roth IRA; 49,328 shares held by Brian Emerson IRA; 310,928 shares held by Emerson Partners; 33,996 shares held by 1993 Emerson Family Trust; 5,286 shares held by the Alleghany Meadows IRA; 5,286 shares held by the Jill Meadows IRA; and 144,073 shares held by the Emerson family Foundation. The Company has been advised that Mr. Emerson has voting and dispositive power with respect to all of these shares.
(7)	Consists of 896,079 shares held by the Bryan Ezralow 1994 Trust u/t/d 12/22/1994; and 177,041 shares held by EZ MM&B Holdings, LLC. According to filings made with the SEC, Mr. Ezralow has voting and dispositive power with respect to these shares.
(8)	Includes 609,331 shares held by the G. Tyler Runnels and Jasmine Niklas Runnels TTEES of The Runnels Family Trust DTD 1-11-2000 of which Mr. Runnels is a trustee; 227,700 shares held by T.R. Winston; 24,368 shares held by TRW Capital Growth Fund, Ltd.; and 14,286 shares held by Pangaea Partners. The Company has been advised that Mr. Runnels has voting and dispositive power with respect to all of these shares.

13

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

During the 2025 FY, we granted 10,000 shares of common stock to a related party for consulting services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain reporting persons that no other reports were required, except as set forth below, we believe that during our fiscal year ended October 31, 2024, no reports relating to our securities required to be filed by current reporting persons were filed late.

We will continue monitoring Section 16 compliance by each of our directors and executive officers and will assist them where possible in their filing obligations.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements. Management has responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of the Company’s internal control over financial reporting. Frazier & Deeter LLC, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America and on whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company.

In this context, the Audit Committee has:

(1)	reviewed and discussed with management and Frazier & Deeter LLC the audited financial statements and management’s evaluation of the Company’s internal control over financial reporting.

(2)	discussed with Frazier & Deeter LLC the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees.”

(3)	received the written disclosures and the letter from Frazier & Deeter LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding Frazier & Deeter LLC’s communications with the Audit Committee concerning independence and discussed with Frazier & Deeter LLC that firm’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, for filing with the Securities and Exchange Commission.

Michael Hamilton (Chairman)

Robert Harcourt

Gwenael Rouy-Poirier

14

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Frazier & Deeter LLC (“Frazier & Deeter”) as our independent registered public accounting firm for 2026. Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Frazier & Deeter to our stockholders for ratification to enable stockholders to participate in this important decision. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that selection of a different firm would be in the best interests of our company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF FRAZIER & DEETER, LLC.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Frazier & Deeter, LLC, our principal accountants, for professional services rendered for the audit and audit related services of the Company’s annual financial statements for the last two fiscal years and for the reviews of the financial statements included in the Company’s Quarterly reports on Form 10-Q during the last two fiscal years 2025 and 2024 were $469,000 and $361,125 respectively.

Tax Fees. The Company did not engage its principal accountants to render any tax services to the Company during the last two fiscal years.

All Other Fees. The Company did not engage its principal accountants to render services to the Company during the last two fiscal years, other than as reported above.

Prior to the Company’s engagement of its independent auditor, such engagement is approved by the Company’s Audit Committee. The services provided under this engagement may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Pursuant to the Company’s Audit Committee Charter, the independent auditors and management are required to report to the Company’s audit committee at least quarterly regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. All audit-related fees, tax fees and other fees incurred by the Company for the year ended October 31, 2025, were approved by the Company’s Audit Committee.

15

PROPOSAL 3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act of 1934 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Specifically, these rules address the information we must provide in the compensation tables and related disclosures included in this proxy statement.

As indicated in the compensation tables included in this proxy statement, we have structured our compensation program to reflect the size of our operations. While we believe that our executive compensation is modest, we design our compensation with a view towards retaining our executives, motivating them to devote their efforts towards profitable growth of our businesses and aligning their interests with those of our stockholders.

Accordingly, the Board recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Coda Octopus Group, Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related materials disclosed in the proxy statement for the 2026 Annual Meeting.

This is an advisory vote, which means that the stockholder vote is not binding on us. Nevertheless, we value the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address, by delivering a single copy of the materials addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household annual reports to stockholders and proxy materials by delivering a single copy of the materials to multiple stockholders sharing the same address, unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request to the stockholder’s broker if the shares are held in a brokerage account or to our Corporate Secretary, Coda Octopus Group, Inc., 3300 S Hiawassee Rd., Suite 104-105, Orlando, Florida 32835, if the stockholder is a record holder. We will send additional copies of the relevant material following receipt of a request for additional copies.

STOCKHOLDER PROPOSALS

Any stockholder who, in accordance with SEC rules, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit the proposal to our Corporate Secretary, 3300 S Hiawassee Rd., Suite 104-105, Orlando, Florida 32835. Stockholder proposals for inclusion in our proxy statement for the 2027 Annual Meeting must be received on or before April 1, 2027, and must comply in all other respects with applicable SEC rules.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2027 Annual Meeting of Stockholders other than a proposal for inclusion in the proxy statement pursuant to the SEC’s rules, or who wants to nominate a person for election to the board of directors at that meeting, must notify our Corporate Secretary in writing and provide the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to or mailed to the address set forth in the preceding paragraph and received at our principal executive offices no later than April 1, 2027.

16

OTHER BUSINESS

We are not aware of any matters other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

Copies of our Annual Report on Form 10-K for the year ended October 31, 2025, including financial statements and schedules thereto filed with the SEC, but excluding exhibits, are available without charge to stockholders upon written request addressed to Corporate Secretary, Coda Octopus Group, Inc., 3300 S Hiawassee Rd., Suite 104-105, Orlando, Florida 32835. The Form 10-K includes a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to stockholders upon written request and upon payment of reproduction and mailing expenses.

Orlando, Florida

August ____, 2026

17

Coda Octopus Group, Inc.

CODA OCTOPUS GROUP INC
3300 S HIAWASSEE ROAD
SUITE 104-105
ORLANDO, FL 32835

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 7, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CODA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 7, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Coda Octopus Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03011-P55860

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CODA OCTOPUS GROUP, INC.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

Vote on Directors

1. ELECTION OF DIRECTORS

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Annmarie Gayle
02) Michael Hamilton
03) Robert Harcourt
04) Gwenael Rouy-Poirier
05) Blair Cunningham
06) Stephen Hemedes
07) Tal Goldhamer

Vote on Proposals

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

T03012-P55860

CODA OCTOPUS GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Annmarie Gayle, with full power of substitution, as his or her Proxy to represent and vote, as designated below, the number of shares which the undersigned is entitled to vote as a common stockholder of Coda Octopus Group, Inc., registered in the name of the undersigned and with the powers the undersigned would possess if personally present at the 2026 Annual Meeting of Stockholders to be held via live audio webcast on the Internet, on September 8, 2026 at 12:00 pm Eastern Time and at any adjournment thereof, and hereby revokes any proxy or proxies previously given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE